EXHIBIT 10.1
QUIKSILVER, INC.
2006 RESTRICTED STOCK PLAN
FORM OF
RESTRICTED STOCK ISSUANCE AGREEMENT

Participant:

Grant Date:

Number of Shares of
Restricted Stock Granted:

     THIS RESTRICTED STOCK ISSUANCE AGREEMENT (this “Agreement”) dated as of [                    ], 2006 (the “Grant Date”) is entered into by and between Quiksilver, Inc., a Delaware corporation (the “Corporation”), and the Participant specified above, pursuant to the Quiksilver, Inc. 2006 Restricted Stock Plan (the “Plan”). Capitalized terms used herein and not otherwise defined in the attached Appendix or elsewhere herein shall have the meaning assigned to such terms in the Plan.
     NOW, THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
     1. Grant; Payment of Par Value. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an aggregate of [                    ] restricted shares of Common Stock of the Corporation (the “Restricted Stock”). Within ten (10) days following the Grant Date, Participant shall be required to pay to the Corporation an amount (the “Par Price”) equal to the product of (i) the number of shares of Restricted Stock granted (excluding any treasury shares granted) and (ii) the par value of each share of Restricted Stock to be acquired. Payment of the Par Price shall be made in cash (including check, bank draft, money order or wire transfer of immediately available funds).
     2. Vesting.
          (a) Time Vesting. Subject to Section 7 below, the Restricted Stock shall vest, and restrictions shall lapse, as follows:

Date	Number of Shares

          (b) Acceleration of Vesting Upon Corporate Transaction. Unless the rights and obligations of the Corporation with respect to this Agreement are to be assigned to the successor corporation (or Parent thereof) in connection with a Corporate Transaction, all of the Restricted Stock shall accelerate and vest and all restrictions shall lapse, upon the consummation of a Corporate Transaction. If the rights and obligations of the Corporation with respect to this

Agreement are assigned to a successor corporation (or Parent thereof) in connection with a Corporate Transaction and the successor corporation (or Parent thereof) terminates Participant as an employee, other than for Misconduct, all of the Restricted Stock shall accelerate and vest and all restrictions shall lapse immediately prior to such termination of Participant as an employee of the successor corporation (or Parent thereof).
          (c) Acceleration of Vesting Upon Termination Following Change in Control. In the event that the Corporation terminates Participant as an Employee following a Change in Control, other than for Misconduct, all of the Restricted Stock shall accelerate and vest and all restrictions shall lapse immediately prior to such termination of Participant as an Employee.
          (d) Acceleration of Vesting Upon Death or Permanent Disability. In the event of the death or Permanent Disability of Participant, all of the Restricted Stock shall accelerate and vest and all restrictions shall lapse immediately prior to such death or Permanent Disability.
     3. Continuance of Employment. Vesting of the Restricted Stock requires continued Service of the Participant from the Grant Date through the vesting date as a condition to the vesting of the Restricted Stock and the rights and benefits under this Agreement. Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation (or any Parent or Subsidiary), interferes in any way with the right of the Corporation (or any Parent or Subsidiary) at any time to terminate such employment or services, or affects the right of the Corporation (or any Parent or Subsidiary) to increase or decrease the Participant’s other compensation or benefits. Nothing in this section, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
     4. Dividend and Voting Rights. After the Grant Date, the Participant shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 7 below.
     5. Restrictions on Transfer. Prior to the time that they have become vested, neither shares of the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”), either voluntarily or involuntarily. The Transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution. After any shares of Restricted Stock have vested, the Participant shall be permitted to Transfer such shares of Restricted Stock, subject to applicable securities law requirements, the Corporation’s insider trading policies, and other applicable laws and regulations.

     6. Stock Certificates.
          (a) Book Entry Form. The Corporation shall issue the shares of Restricted Stock either: (i) in certificate form as provided in Section 6(b) below; or (ii) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.
          (b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Quiksilver, Inc. A copy of such Agreement is on file in the office of the Secretary of Quiksilver, Inc.”
          (c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 9). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or Permanent Disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Committee may deem desirable to assure compliance with all applicable legal and accounting requirements. The shares so delivered shall no longer be Restricted Stock hereunder.
          (d) Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Participant, by acceptance of the Restricted Stock, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares of Restricted Stock (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.
     7. Effect of Termination of Service. Subject to earlier vesting as provided in Section 2 hereof, if the Participant ceases to provide Service to the Corporation (or a Parent or Subsidiary), the Participant’s shares of Restricted Stock (and related Restricted Property as defined in Section 8 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 2 upon the date the Participant’s Service terminates (the “Severance Date”), regardless of the reason for such termination (whether with or without cause, voluntarily or involuntarily). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Participant and the Corporation shall refund the Par Price for such forfeited shares, if any, to the Participant. No additional consideration shall be paid by the Corporation with respect to such transfer. No interest shall be credited with respect to, nor shall any other adjustments be made to, the Par Price for fluctuations in the fair market value of the Common Stock either before or after the transfer date (except for customary adjustments to reflect stock splits, reverse stock splits, and stock dividends). The Corporation may exercise its powers under Section 6(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.
     8. Adjustments Upon Specified Events. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, Corporate Transaction (not resulting in acceleration of vesting pursuant to Section 2(b)) or other change affecting the outstanding Common Stock as a class, appropriate adjustment shall be made by the Committee to the number and/or class of securities in effect under this Agreement. Such adjustments to the outstanding Restricted Stock are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under this Agreement. The adjustments determined by the Committee shall be final, binding and conclusive. If any adjustment shall be made pursuant to the foregoing or any dividend other than a regular cash dividend is declared and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding.
     9. Taxes.
          (a) Tax Withholding. The Corporation (or any Parent or Subsidiary last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required with respect to Withholding Taxes. Alternatively, the Participant or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under rules established by the Committee, to have the Corporation withhold and reacquire shares of Restricted Stock at their Fair Market Value at the time of vesting to satisfy all or part of the minimum Withholding Taxes of the Corporation (or any Parent or Subsidiary) with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Committee, as the Committee may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Restricted Stock.

          (b) Tax Consequences to Participant. Participant acknowledges that the issuance and the vesting of the Restricted Stock may have significant and adverse tax consequences for Participant and that Participant has been advised by the Corporation to review the Questions and Answers on Federal Income Tax Consequences portion of the Corporation’s Stock Plan Summary and Prospectus and to consult Participant’s personal tax advisor regarding the consequences of the issuance and vesting of the Restricted Stock to Participant.
     10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Employee shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.
     11. Plan. The Restricted Stock and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Plan Summary and Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.
     12. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 3.3 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
     13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     14. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

QUIKSILVER, INC., a Delaware corporation
By:

Print Name:

Its:

PARTICIPANT

Signature

Print Name

APPENDIX
     The following definitions shall be in effect under the Agreement:
          A. “Board” shall mean the Corporation’s Board of Directors.
          B. “Change in Control” shall mean a change in ownership of control of the Corporation effected through either of the following transactions.
               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or
               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
          C. “Committee” shall mean the Compensation Committee of the Board of Directors.
          D. “Common Stock” shall mean the Corporation’s common stock.
          E. “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Corporation is a party:
               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          F. “Employee” shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          G. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market (prior to becoming a national securities exchange), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers in the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          H. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
          I. “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          J. “Permanent Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          K. “Service” shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee.
          L. “Stock Exchange” shall mean the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market (upon becoming a national securities exchange).
          M. “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          N. “Withholding Taxes” shall mean the Federal, state and local income and employment withholding taxes to which the Participant may become subject in connection with the issuance or vesting of shares of Restricted Stock or upon the disposition of shares acquired pursuant to this Agreement.

CONSENT OF SPOUSE
     In consideration of the execution of the foregoing Restricted Stock Issuance Agreement by Quiksilver, Inc., I,                                         , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Issuance Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.
Dated:                     , 2006

Signature of Spouse

Print Name

STOCK POWER
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Issuance Agreement between Quiksilver, Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of                     , 2006, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate                                 shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s)                      to which this instrument is attached, and hereby irrevocably constitutes and appoints                                          as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.
Dated                     ,

Signature

Print Name
(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Issuance Agreement without requiring additional signatures on the part of the Individual.)